As filed with the Securities and Exchange Commission on August 14, 2018.

Registration No. 333-226819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SailPoint Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7372	47-1628077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11305 Four Points Drive, Building 2, Suite 100

Austin, TX 78726

(512) 346-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Schmitt

General Counsel

SailPoint Technologies Holdings, Inc.

11305 Four Points Drive, Building 2, Suite 100

Austin, TX 78726

(512) 346-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul R. Tobias J. Wesley Jones Vinson & Elkins L.L.P. 2801 Via Fortuna, Suite 100 Austin, TX 78746 (512) 542-8400	Gerald T. Nowak, P.C. Bradley C. Reed Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 (312) 862-2000	Kenneth J. Gordon Joseph C. Theis, Jr. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐	Emerging growth company ☒
(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-226819) is filed solely to amend Item 16 of Part II thereof and to file certain exhibits thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the sale of the shares of our common stock being registered hereby. All amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount to be Paid
SEC registration fee	$46,513.98
FINRA filing fee	62,664.69
Printing and engraving expenses	100,000.00
Legal fees and expenses	325,000.00
Accounting fees and expenses	200,000.00
Transfer agent and registrar fees	5,000.00
Miscellaneous expenses	35,821.33

Total	$775,000.00

Item 14. Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were, are or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The registrant’s charter and bylaws, provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The registrant’s charter includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the registrant.

Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The underwriting agreement to be filed as Exhibit 1.1 to this registration statement will provide for indemnification by the underwriters of the registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise.

Item 15. Recent Sales of Unregistered Securities.

Since August 1, 2015, the registrant has made sales of the following unregistered securities:

Preferred Stock Issuances

In September 2016, the registrant sold an aggregate of 1,263 shares of preferred stock to three employees at a purchase price of $1,000.00 per share, for an aggregate purchase price of $1,263,000.

Stock Option and Common Stock Issuances

In September 2016, the registrant sold an aggregate of 36,079 shares of common stock to three employees at a purchase price of $1.84215 per share, for an aggregate purchase price of $66,462.

From August 1, 2015 to November 20, 2017 (the date of the filing of its registration statement on Form S-8), the registrant has granted to its employees, consultants and other service providers options to purchase an aggregate of 2,528,448 shares of common stock under its Amended and Restated 2015 Stock Option and Grant Plan and its 2015 Stock Incentive Plan at exercise prices ranging from $1.07 to $3.74 per share.

From August 1, 2015 to November 20, 2017 (the date of the filing of its registration statement on Form S-8), the registrant has granted to its employees restricted stock awards for an aggregate of 141,328 shares of common stock pursuant to restricted stock agreements.

From August 1, 2015 to November 20, 2017 (the date of the filing of its registration statement on Form S-8), the registrant has issued to its employees, consultants and other service providers an aggregate of 151,359 shares of common stock upon the exercise of options under its Amended and Restated 2015 Stock Option and Grant Plan and its 2015 Stock Incentive Plan at exercise prices ranging from $1.07 to $2.46 per share, for a weighted-average exercise price of $2.18.

From November 16, 2017 to November 20, 2017 (the date of the filing of its registration statement on Form S-8), the registrant has granted to its employees, consultants and other service providers options to purchase an aggregate of 1,069,510 shares of common stock under the 2017 LTIP at an exercise price of $12.00 per share.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The registrant believes the offers, sales and issuances of the above securities were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Index

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.

3.1	Third Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38297)).

3.2	Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38297)).

4.1	Form of common stock certificate of the Company (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

4.2	Registration Rights Agreement, dated as of September 8, 2014, by and among the registrant, Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Executive Fund XI, L.P. and certain other stockholders (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

5.1**	Opinion of Vinson & Elkins L.L.P.

10.1	Amended and Restated Credit and Guaranty Agreement, dated as of November 2, 2016, among SailPoint Technologies, Inc., as borrower, SailPoint Technologies Intermediate Holdings, LLC and SailPoint International, Inc., as guarantors, the other credit parties party thereto, Goldman Sachs Bank USA, as administrative agent, collateral agent and lead arranger, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

Exhibit Number	Description

10.2	First Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of June 28, 2017, by and among SailPoint Technologies, Inc., as borrower, SailPoint Technologies Intermediate Holdings, LLC, as a guarantor, the other credit parties party thereto, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

10.3	Second Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of November 21, 2017, by and among SailPoint Technologies, Inc., as borrower, SailPoint Technologies Intermediate Holdings, LLC, as a guarantor, the other credit parties party thereto, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38297)).

10.4

Third Amendment to Amended and Restated Credit and Guaranty Agreement, dated as of April 16, 2018, by and among SailPoint Technologies, Inc., as borrower, SailPoint Technologies Intermediate Holdings, LLC, as a guarantor, the other credit parties party thereto, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-225077), filed with the SEC on May 21, 2018).

10.5	Office Lease, dated July 3, 2012, by and between New TPG-Four Points, L.P. and SailPoint Technologies, Inc. (incorporated by reference to Exhibit 10.21 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

10.6	First Amendment to Office Lease, effective May 1, 2013, by and between New TPG-Four Points, L.P. and SailPoint Technologies, Inc. (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

10.7	Second Amendment to Lease, dated October 2, 2017, by and between G&I VII Four Points LP and SailPoint Technologies, Inc. (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

10.8	Lease, dated October 2, 2017, by and between BDN Four Points Land LP and SailPoint Technologies, Inc. (incorporated by reference to Exhibit 10.24 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

10.9	Form of Indemnification Agreement between the registrant and each of its directors and executive officers (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on October 20, 2017).

10.10	SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-225077), filed with the SEC on May 21, 2018).

10.11	Form of Notice of Grant of Stock Option under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.12	Form of Stock Option Agreement under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

Exhibit Number	Description

10.13	Form of Notice of Stock Option Exercise under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.14	Form of Notice of Grant of Restricted Stock Units under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.15	Form of Restricted Stock Unit Agreement under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.16	Amended and Restated Senior Management and Restricted Stock Agreement, dated November 5, 2017, by and among SailPoint Technologies Holdings, Inc., SailPoint Technologies, Inc. and Kevin Cunningham (incorporated by reference to Exhibit 10.11 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 14, 2017).

10.17	Amended and Restated Senior Management and Restricted Stock Agreement, dated November 5, 2017, by and among SailPoint Technologies Holdings, Inc., SailPoint Technologies, Inc. and Mark McClain (incorporated by reference to Exhibit 10.12 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 14, 2017).

10.18	Offer Letter, dated February 21, 2011, by and between SailPoint Technologies, Inc. and Cam McMartin (incorporated by reference to Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38297)).

10.19	Offer Letter, dated May 14, 2014, by and between SailPoint Technologies, Inc. and Howard Greenfield (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.20	Form of Amended and Restated Restricted Stock Agreement.by and among SailPoint Technologies Holdings, Inc., SailPoint Technologies, Inc. and [Purchaser] (incorporated by reference to Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38297)).

10.21	Form of Early Exercise Incentive Stock Option Agreement under the SailPoint Technologies, Holdings, Inc. Amended and Restated 2015 Stock Option Plan (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.22	Sales Incentive Plan (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.23	SailPoint Technologies Holdings, Inc. Amended and Restated 2015 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.24	Form of Non-qualified Stock Option Agreement under the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan (Time and Performance Vesting) (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

Exhibit Number	Description

10.25	Form of Non-qualified Stock Option Agreement under the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan (Time-Based Vesting) (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.26	Form of Incentive Stock Option Agreement under the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan (Time and Performance Vesting) (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.27	Form of Incentive Stock Option Agreement under the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan (Time-Based Vesting) (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.28	Form of Restricted Stock Agreement under the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan (Time and Performance Vesting) (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.29	Form of Restricted Stock Agreement under the SailPoint Technologies Holdings, Inc. 2015 Stock Option and Grant Plan (Time-Based Vesting) (incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.30	SailPoint Technologies Holdings, Inc. 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.30 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.31	Form of Notice of Option Grant under the SailPoint Technologies Holdings, Inc. 2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.32	Form of SailPoint Technologies Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.32 to the Company’s Registration Statement on Form S-1 (File No. 333- 225077), filed with the SEC on May 21, 2018).

10.33	Form of Employee Co-Invest Stock Purchase Agreement (incorporated by reference to Exhibit 10.33 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.34	Form of Director Purchase Agreement (incorporated by reference to Exhibit 10.34 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.35	Form of Notice of Grant of Restricted Stock Units (Non-Employee Directors) under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.35 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

10.36	Form of Restricted Stock Unit Agreement (Non-Employee Directors) under the SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.36 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-221036), filed with the SEC on November 6, 2017).

Exhibit Number	Description

10.37	Summary of Non-Employee Director Compensation (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 001-38297)).

21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form S-1 (File No. 333-225077), filed with the SEC on May 21, 2018).

23.1**	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1**	Power of Attorney

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Filed herewith.
**	Previously filed.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on August 14, 2018.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Mark McClain
Mark McClain Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mark McClain Mark McClain	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2018

/s/ Cam McMartin Cam McMartin	Chief Financial Officer (Principal Financial Officer)	August 14, 2018

/s/ Thomas Beck Thomas Beck	Vice President, Finance (Principal Accounting Officer)	August 14, 2018

* Marcel Bernard	Director	August 14, 2018

* William Gregory Bock	Director	August 14, 2018

* Seth Boro	Director	August 14, 2018

* James M. Pflaging	Director	August 14, 2018

Name	Title	Date

* Michael J. Sullivan	Director	August 14, 2018

* Kenneth J. Virnig, II	Director	August 14, 2018

* By:	/s/ Cam McMartin
Cam McMartin
Attorney-in-fact